Exhibit 10.2

New Language Amending Outstanding Option Agreements Under Plan
(to be sent to each Non-Employee Director via letter)

Section 3 of each outstanding Option Agreement for Non-Employee Directors is hereby amended in its entirety to read as follows:

“3. Exercise Period

Grantee may exercise all or part of the Option for vested Shares on any LNC business day at LNC’s executive offices until the first to occur of:

(a) the tenth anniversary of the Date of Grant;

(b) the first anniversary of the date the Grantee ceases to be a director with LNC on account of death or Disability, as defined in paragraph 2);

(c) the fifth anniversary of Grantee’s Retirement (as defined in paragraph 2);

(d) the date that is three (3) months after the date on which the Grantee, having been requested to resign for reasons other than for Cause, as defined in Section 12.7 of the Plan, actually resigns; or

(e) the date that Grantee ceases to be a director with LNC for any reason other than those described in (b), (c), or (d) of this paragraph.”